Exhibit 24(b)


                            INDEPENDENT AUDITORS' CONSENT




             We consent to the use in this Registration Statement of Crestar Financial Corporation on Form S-4 of our report dated November 16, 1993 (relating to the consolidated financial statements of Annapolis Bancorp, Inc. and Subsidiary) appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "experts" in the Proxy Statement/Prospectus.

                                           DELOITTE & TOUCHE

          Washington, D.C.
          February 11, 1994